Filed pursuant to Rule 424(b)(5)
No. 333-223465

PROSPECTUS SUPPLEMENT
(To prospectus dated March 22, 2018)

769,232 Ordinary Shares
Maximum Number of Shares Issuable upon Exercise of Series A and Series B Warrants: 1,039,767 Ordinary Shares

China Lending Corporation

Ordinary Shares
Warrants

We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying base prospectus, up to an aggregate of 769,232 ordinary shares of no par value, together with Series A warrants, exercisable for a period of four (4) years commencing on the closing date, to purchase up to an aggregate of 576,924 ordinary shares. The purchase price for each ordinary shares and the related Series A warrants is $2.60. Each Series A warrant has an exercise price of $2.60 per share. In connection with the offering, the investors will also receive Series B warrants with an initial face amount of 200,000 ordinary shares, which are subject to adjustment not in excess of an aggregate of 462,843 ordinary shares for nominal consideration. If on the 30th day after the closing date of the transaction (the “Adjustment Date”), the closing bid price of the Company’s ordinary shares is less than $2.60, the investors shall have the right to exercise the Series B warrants and the number of ordinary shares to be issued to the investors upon exercise of the Series B warrants shall be adjusted (upward or downward, as necessary) based on the closing bid price of the Company's ordinary shares on such date. For example, if the stock price falls to a floor price of $1.18, established by the parties, the Series B warrant shall be exercisable for 462,843 ordinary shares. Similarly, if on the Adjustment Date the stock price is at least $2.60, the Series B warrants will be not become exercisable into any ordinary shares. The ordinary shares and the Series A and Series B warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of ordinary shares upon the exercise, if any, of the Series A and Series B warrants issued in this offering.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “CLDC.” The last reported sale price of our ordinary shares on July 5, 2018 was $3.26 per share. The warrants are not listed on any national securities exchange.

INVESTING IN OUR SECURITIES INVOLVES RISKS, INCLUDING THOSE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT AND SET FORTH IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS.

FT Global Capital, Inc. acted as placement agent on this transaction. The placement agent is not purchasing or selling any securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of other securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share	Total (2)
Offering Price	$2.60	$2,000,003
Placement Agent Fees (1)	$0.195	$150,000
Proceeds to Us, Before Expenses	$2.405	$1,850,002

(1)	See “Plan of Distribution” for additional disclosure regarding placement agent fees and estimated offering expenses. We will issue to the placement agent warrants to purchase 6.0% of the ordinary shares issued in this offering on substantially the same terms as the warrants sold in this offering, except that the placement agent warrants shall not be exercisable for a period 180 days after the closing date of this offering. The placement agent warrant and ordinary shares underlying such warrant are being registered herein.

(2)	Assumes maximum offering is completed.

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $145,000.

We expect delivery of the ordinary shares and warrants being sold in this offering to be made to the investors on or about July 10, 2018, against payment of immediately available funds. Because there is no minimum offering amount, the actual offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

FT Global Capital, Inc.

The date of this prospectus supplement is July 6, 2018

Prospectus Supplement

Base Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus that we have authorized to be distributed to you, or information incorporated by reference herein. We have not, and the placement agent has not, authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit an offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (File No. 333-223465) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying base prospectus in one or more offerings up to a total of $50.0 million.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares and warrants, including the price, the number of ordinary shares and warrants being offered, the risks relating to an investment in our ordinary shares and the placement agent arrangements, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which, such as the descriptions of unissued securities other than our ordinary shares and warrants, do not apply to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying base prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

SUMMARY

The following summary may not contain all the information that may be important to you in making an investment in our securities. This prospectus supplement and accompanying base prospectus incorporate important business and financial information about us that is not included in, or delivered with, this prospectus supplement and the accompanying base prospectus. Before making an investment, you should read the entire prospectus supplement and the accompanying base prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC. This information is incorporated by reference into this prospectus supplement and the accompanying base prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.” Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to China Lending Corporation and its wholly-owned subsidiaries and consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

Our Business

China Lending Corporation, a British Virgin Islands corporation (formerly DT Asia Investments Limited) (the “Company”) was incorporated in the British Virgin Islands as a company with limited liability on April 8, 2014. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities.

On July 6, 2016, we consummated the transactions contemplated by a Share Exchange Agreement (the “Share Exchange Agreement”) dated January 11, 2016, by and among DT Asia Investments Limited (“DT Asia”), Adrie Global Holdings Limited (“Adrie”), each of Adrie’s shareholders (collectively, the “Sellers”), DT Asia’s sponsor, DeTiger Holdings Limited (the “Sponsor”), and Li Jingping, in her capacity as the representative for the sellers, pursuant to which DT Asia effected an acquisition of Adrie and its subsidiaries, including certain wholly foreign-owned enterprises registered in China which contractually control Urumqi Feng Hui Direct Lending Limited, a registered company in Xinjiang, China (Adrie and its controlled entities, collectively, the “China Lending Group”) by acquiring from the sellers all outstanding equity interests of Adrie (the “Business Combination”).

As a result of the Business Combination, the sellers, as the former shareholders of Adrie, became the controlling shareholders of the Company and Adrie became a subsidiary of the Company. The share exchange was accounted for as a reverse merger effected by a share exchange, wherein Adrie is considered the acquirer for accounting and financial reporting purposes

Pursuant to the Business Combination, we acquired the business of the China Lending Group, engaged in the business of providing loan facilities to micro, small and medium sized enterprises (“MSMEs”) and sole proprietors in the Xinjiang Uyghur Autonomous Region (“Xinjiang Province”) of the People’s Republic of China.

Corporate Structure

We operate our business in the PRC through Xinjiang Feng Hui Jing Kai Direct Lending, Feng Hui Ding Xin (Beijing) Financial Consulting Co. Limited, Ningbo Ding Tai Financial Leasing Co., Ltd., Xinjiang Xin Quan Financial Leasing Co., Ltd., which are. our indirect wholly-owned subsidiaries that are registered wholly foreign owned enterprises in the PRC. In addition, Feng Hui Ding Xin (Beijing) Financial Consulting Co. Limited maintains contractual agreements with Urumqi Feng Hui Direct Lending Limited (“Fenghui”).

Our Principal Executive Offices

Our executive offices are located at 11th Floor, Satellite Building, 473 Satellite Road, Economic Technological Development Zone, Urumqi, Xinjiang, PRC. Our telephone number is +86-991- 3169617. Our corporate website is at www.chinalending.com. Information contained on, or accessed through our website is not intended to constitute, and shall not be deemed to constitute, part of this prospectus supplement.

S-1

THE OFFERING

The Offering	Pursuant to this prospectus supplement and the accompanying prospectus, we are offering the following securities:

Ordinary Shares	Up to 769,232 ordinary shares, no par value per share, at a purchase price of $2.60 for each ordinary share and the related warrants described below.

Warrants

Series A warrants, exercisable for a period of four (4) years commencing on the closing date, to purchase up to an aggregate of 576,924 ordinary shares, for an exercise price of $2.60 per share.

Series B warrants with an initial face amount of 200,000 ordinary shares, which are subject to adjustment not in excess of an aggregate of 462,843 ordinary shares for nominal consideration. If on the Adjustment Date, the closing bid price of the Company’s ordinary shares is less than $2.60, the investors shall have the right to exercise the Series B warrants and the number of ordinary shares to be issued to the investors upon exercise of the Series B warrants shall be adjusted (upward or downward, as necessary) based on the closing bid price of the Company's ordinary shares on such date. For example, if the stock price falls to a floor price of $1.18, established by the parties, the Series B warrant shall be exercisable for 462,843 ordinary shares. Similarly, if on the Adjustment Date the stock price is at least $2.60, the Series B warrants will be not become exercisable into any ordinary shares.

This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise, if any, of the warrants.

Ordinary Shares to be Outstanding After this Offering	24,526,899 shares, based on 23,757,667 ordinary shares outstanding as of July 5, 2018 and excluding any ordinary shares issuable upon exercise of outstanding warrants, preferred stock, options or other rights to purchase our ordinary shares, including the warrants to be issued in this offering.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting placement agent fees and before offering expenses payable by us, will be approximately $1,705,000. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-16.

Risk Factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the section entitled “Risk Factors” beginning on page 3 of our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2017, for a discussion of the factors you should carefully consider before deciding to invest in our ordinary shares.

NASDAQ Capital Market Symbol	CLDC

Transfer Agent	Continental Stock Transfer & Trust Company

Placement Agent	FT Global Capital, Inc.

S-2

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should carefully consider the risk factors incorporated by reference to Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and the other information contained in this prospectus supplement and accompanying base prospectus, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. If any other material risks of which we are unaware later occur or become material, our business, financial condition, and operating results, and the price of and trading market for our stock, could be materially harmed. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Factors Relating to the Company’s Business and Operations

The limited operating history of Feng Hui and the lack of an operating history of Ding Tai, Jing Kai and Ding Xin make it difficult to evaluate their business and prospects.

Feng Hui commenced operations in June 2009 and has a limited operating history. The Company has built a portfolio of an aggregate of approximately $1,413 million of direct loans to 2,240 borrowers from inception until December 31, 2017. For the years ended December 31, 2017, 2016 and 2015, the Company generated approximately $16.5 million, $35.5 million and $28.2 million of revenue with $54.8 million of net loss, $17.3 million of net income and $14.1 million of net income. However the Company’s growth rate since 2009 may not be indicative of future performance. Jing Kai and Ding Xin were formed in the second quarter of 2015. Ding Tai was formed in the December of 2016. Xin Quan was formed in January 2017. Jing Kai, Ding Tai and Xin Quan have not commenced operations. Ding Xin commenced operations in August 2015.

S-3

For the fiscal year ended December 31, 2017, the Company was unable to achieve similar results and grow at the same rate as the Company has in the past. It is also difficult to evaluate our prospects, as the Company may not have sufficient experience in addressing the risks to which companies operating in new and rapidly evolving markets such as the direct lending industry may be exposed. The Company will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital and increase its registered capital to support expansion of its loan portfolios;

●	comply with any changes in the laws and regulations of the PRC or local province that may affect its lending operations;

●	expand its customer base;

●	maintain adequate control of default risks and expenses allowing it to realize anticipated revenue growth;

●	implement its customer development, risk management Ding Xin Internet-based lending and national growth and acquisition strategies and plans and adapt and modify them as needed;

●	integrate any future acquisitions; and

●	anticipate and adapt to changing conditions in the Chinese lending industry resulting from changes in government regulations, mergers and acquisitions involving its competitors, and other significant competitive and market dynamics.

If the Company is unable to address any or all of the foregoing risks, its business may be materially and adversely affected.

The Company’s current operations in China are geographically limited to Xinjiang Province.

In accordance with the PRC state and provincial laws and regulations with regard to direct lending companies, the Company is not allowed to make loans to businesses and individuals located outside of Xinjiang Province. The Company’s future growth opportunities will depend on the growth and stability of the economy in Xinjiang Province. A downturn in the economy of Xinjiang Province or the city of Urumqi or the implementation of provincial or local policies unfavorable to middle-sized and micro enterprises (“MSMEs”) may cause a decrease in the demand for the Company’s loans and may negatively affect borrowers’ ability to repay their loans on a timely basis, both of which could have a negative impact on the Company’s profitability and business.

Fears of terrorist and ethnic extremists attacks in Xinjiang Province could have a negative impact on the Company’s operations.

The Xinjiang Uyghur Autonomous Region is the largest administrative division in China by land area, although it ranks 25th by population. Its ethnic composition is on approximately 45.2% Uyghur, 40.6% Han, 6.7% Kazakh and 4.6% other. This has given rise to ethnic and other tensions both in Urumqi, the Capital City, and elsewhere in Xinjiang Province. Events such as terrorist and ethnic extremist attacks as well as riots and the resulting political instability, economy suspension and concerns over safety and security aspects of investment in Xinjiang Province or the fear of any of the foregoing have had, and could have in the future, a significant adverse impact on demand and pricing of the Company’s operations.

S-4

Changes in the interest rates and spread could have a negative impact on the Company’s revenues and results of operations.

The Company’s revenues primarily depend on interest income, which is the difference between interest the Company receives from loans they provide to customers and the interest the Company pays on their borrowings from other financial institutions (to the extent that we rely on debt financing, rather than equity). A narrowing interest rate spread could adversely affect our earnings and financial conditions. If the Company is not able to control its funding costs or adjust its lending interest rates in a timely manner, our interest margin will decline. Until August 2015, the interest rates the Company charged to borrowers was linked to the PBOC benchmark interest rate and the interest rate adopted by the commercial banks in the PRC. On August 6, 2015, the Supreme People’s Court of the PRC issued the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases (“the provisions”), which came into effect on September 1, 2015. The provisions provided that agreements between the lender and borrower on loans with interest rates below 24% per annum are valid and enforceable; as to loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the lender, and such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the interest payment; if the annual interest rate of a private loan is higher than 36%, the excess will not be enforced by the courts. While this generally has the effect of raising the maximum interest rate the Company may lend to borrowers, the provisions are a recent change in regulation and the Company may not be able to foresee all of the consequences of the provisions.

Ding Xin, Jing Kai and Feng Hui are separate legal entities, which have the ability to incur indebtedness on their own behalf, and such indebtedness could have an adverse effect on the financial condition, results of operations and cash flows of their parent entity.

Ding Xin, Jing Kai and Feng Hui are all legal entities under control of the Company through ownership or contractual arrangement. While the Company intends to exercise control over any borrowings by each of these entities, under the laws of their respective jurisdictions of incorporation each entity has the ability to incur debts on its own behalf, subject to limitations under applicable law. According to regulations issued by the General Office of the People’s Government of Urumqi Municipality on June 9, 2009, Jing Kai and Feng Hui can only incur debts from up to two banking financial institutions and so long as the aggregate borrowings are less than 50% of applicable entity’s net capital. If Ding Xin, Jing Kai or Feng Hui are not able to repay their borrowings, according to People’s Republic of China Enterprise Bankruptcy law, such entity is deemed insolvent and creditors can file a petition with a PRC court for restructuring or liquidation under bankruptcy; the result of which could have a material adverse effect on Ding Xin, Jing Kai and Feng Hui’s results of operations, result in the Company losing its equity interest in Jing Kai or Ding Xin and result in the agreements and instruments, pursuant to which the Company, through its subsidiary Ding Xin, controls Feng Hui: Equity Pledge Agreement, Exclusive Business Cooperation Agreement, Exclusive Purchase Option Agreement and Power of Attorney (the “VIE Agreements”) being terminated.

S-5

As direct lending companies, the Company is subject to greater credit risks than larger lenders, which could adversely affect its results of operations.

There are inherent risks associated with our lending activities, including credit risk, which is the risk that borrowers may not repay the outstanding loans balances in its direct loan business. As direct lending companies, we extend credits to MSMEs, individual industrial and commercial households and individuals. These borrowers generally have fewer financial resources in terms of capital or borrowing capacity than larger entities and may have fewer financial resources to weather a downturn in the economy. Such borrowers may expose the Company to greater credit risks than lenders lending to larger, better-capitalized state-owned businesses with longer operating histories. Conditions such as inflation, economic downturn, local policy change, adjustment of industrial structure and other factors beyond our control may increase our credit risk more than such events would affect larger lenders. In addition, since we are only permitted to provide financial services to borrowers located in Xinjiang Province, our ability to geographically diversify the economic risks is currently limited by the local markets and economies. Also, decreases in local real estate value could adversely affect the values of the real property used as collateral in the direct loan business. Such adverse changes in the local economies may have a negative impact on the ability of borrowers to repay their loans and the value of its collateral and its results of operations and financial condition may be adversely affected.

Provision for loan losses may not be sufficient to absorb future losses or prevent a material adverse effect on our business, financial condition, or results of operations.

The Company’s risk management procedures use historical information to estimate any potential losses based on the experience, judgment, and expectations regarding borrowers and the economic environment in which the Company and its borrowers operate. The provision for loan losses as of December 31, 2017 was established at a level believed to be reasonable by management to absorb probable losses inherent in the portfolio as of each balance sheet date in accordance with US GAAP. As of December 31, 2017, not only a general provision, but also specific provisions, were reflected in the provision. However, our loan loss reserves may not be sufficient to absorb future loan losses or prevent a material adverse effect on the Company’s business, financial condition, or results of operations.

The provision policy of the Company does not distinguish among loans by type of guarantee. In addition, the Company calculates the provision amount pursuant to U.S. GAAP as set forth below:

1. General Reserve — is based on total loan receivable balance and to be used to cover unidentified probable loan loss.

2. Special Reserve — is funds set aside covering losses due to risks related to a particular industry, company or type of loans. The reserve rate is decided based on management estimate of loan collectability. The loan portfolio did not include any loans outside of Xinjiang Province.

S-6

However, the Company’s loan loss reserves may not be sufficient to absorb future loan losses or prevent a material adverse effect on the Company’s business, financial condition, or results of operations.

While they do not directly impact the Company’s U.S. GAAP financial statements attached hereto, the Company is also subject to regulatory accounting requirements. Pursuant to the Temporary Regulation of Pilot Program of Microcredit Companies in Xinjiang Province issued by the General Office of Xinjiang Provincial Government in 2009, we should make sufficient reserve for the loan losses.

While the Company believes its management uses the best information available to make loan loss provision evaluations, adjustments to the provision may be necessary based on changes in economic and other conditions or changes in accounting guidance, which could negatively affect the Company’s results of operations and financial condition.

In addition, in referencing to The Guidance on Provisioning for Loan Losses issued by the PBOC: banks and financial enterprises shall set aside the general reserves on quarterly basis, and the general reserves outstanding as of the end of year may not be less than 1% of the loans outstanding. Bank and financial enterprises may set aside special reserves on quarterly basis by consulting and following the following percentages: the provision is set aside for loans to be watched by 2%, that for substandard loans by 25%, that for doubtful loans by 50%, and that for loss loans by 100%. Among them, provisions for losses of substandard and doubtful loans may be set aside with a range of 20%. Specific reserves may be set aside by banks and financial enterprises in their discretion on quarterly basis by a percentage determined according to the specific risk scenario of loans of various types, probability of losses and historical experience.

As of December 31, 2017, the Company provided general reserve and special reserve of $0.1 million and $64.2 million, respectively.

While the Company believes its management uses the best information available to make loan loss provision evaluations, adjustments to the provision may be necessary based on change in economic and other conditions or change in according guidance, which could negatively affect the Company’s results of operations and financial condition.

An increase to the provision for loan losses will cause the Company’s net income to decrease and net loss to increase.

Our businesses are subject to fluctuations based on local economic conditions. These fluctuations are neither predictable nor within its control and may have a material adverse impact on its operations and financial condition. We may decide to increase our provision for loan losses in light of the lack of clarity in the applicable banking regulations with regard to direct lending companies. The regulatory authority may also require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different from those of its management. Any increase in the provision for loan losses will result in a decrease in net income and an increase in net loss that may have a material adverse effect on the Company’s financial condition and results of operations.

S-7

Feng Hui’s business is, and Jing Kai’s business will be, highly concentrated in one product. Accordingly, their future revenues and earnings are more susceptible to fluctuations than a more diversified company.

Feng Hui’s primary business activities include, and Jing Kai’s primary business activities will include, offering direct loans to customers. If the Company is unable to maintain and grow the operating revenues from this business or develop additional revenue streams, their future revenues and earnings are not likely to grow and could decline. Our lack of significant product and business diversification could inhibit the opportunities for the growth of our business, revenues and profits.

Competition in the direct lending industry is growing and could cause the Company to lose market share and revenues in the future.

We believe that the direct lending industry is an emerging market in China. We may face growing competition in the direct lending industry, and the Company believes that the direct lending industry is becoming more competitive as this industry matures and begins to consolidate. Feng Hui currently competes, and the Company will compete, with traditional financial institutions, other direct lending companies, other microfinance companies, including P2P lenders, and some cash-rich state-owned companies or individuals that lend to MSMEs. Some of these competitors have larger and more established borrower bases and substantially greater financial, marketing and other resources than we have. In addition, peer-to-peer lending platforms are rapidly growing in China and may provide highly competitive interest rates to customers due to lower overhead, and in some cases, lower required returns by the lenders. For example, large internet companies such as Tencent Holdings Ltd. and Alibaba Holding Ltd. have formed financial services affiliates such as online-only banks and P2P lending services which have been heavily capitalized and rapidly developed. As a result, the Company could lose market share and its revenues could decline, thereby adversely affecting our earnings and potential for growth.

The P2P lending market has been expanding rapidly in China. According to a report issued by www.wdzj.com, it is estimated that there are $67.7 billion in loans outstanding in China through P2P platforms as of the end of December 2015. The Company intends to be a new entrant into this field and will be competing with companies with greater resources and experience. The P2P experience to date in China has demonstrated that without a very disciplined approach this platform and the loans originated through its use can be fraught with risk. According to www.wangdaizhijia.com, nearly 26% of all P2P companies in China are platforms with default as of the end of December 2015. While the Company believes that it will be able to successfully compete in this area as a result of its proprietary risk management processes and tools, there is no assurance that it will be able to hire and retain the necessary employees and compete successfully. Furthermore, even though Feng Hui is the leading direct lender in Xinjiang Province measured by loan volume, P2P lenders may also compete for the same customers and they may have certain pricing advantages due to their lower overhead, which may result in reduced margins and increased competition for us.

S-8

The Company’s businesses will require highly qualified personnel, and if it is unable to hire or retain qualified personnel, then it may not be able to grow effectively.

The Company’s future success depends upon its ability to attract and retain highly qualified personnel. Establishment of the Jing Kai and Ding Xin businesses and expansion of the businesses of each operating company will require additional managers and employees with relevant industry experience, and its success will be highly dependent on its ability to attract and retain skilled management personnel and other employees. These operating companies may not be able to attract or retain highly qualified personnel. In addition, competition for skilled personnel is significant in China. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. The Company may incur additional expenses to recruit and retain qualified replacements and its businesses may be disrupted and its financial condition and results of operations may be materially and adversely affected. In addition, key managers may join a competitor or form a competing company. An operating company may not be able to successfully enforce any contractual rights with its management team, in particular in China, where all of these individuals reside or will reside.

The Company’s business may be adversely affected if Feng Hui’s shareholders do not actively support the business or by changes in marketing and loan origination strategies.

Feng Hui’s shareholders have actively supported Feng Hui’s business by referring their commercial and other contacts to be Feng Hui customers, including that for most of such referrals the shareholder will personally guarantee the borrowings of the customer he or she has referred to Feng Hui. As of December 31, 2017 and 2016, 63.8% and 56.6% respectively, of Feng Hui’s loans were guaranteed by related parties. The percentage of the Company’s loans that are so guaranteed has declined in recent years and the Company expects that percentage to decline in the future as we expand our business using other marketing and loan origination strategies. However, if these Feng Hui shareholders reduce their referrals or guarantees in the future at the shareholders’ discretion, then the Company’s results of operations could be materially adversely affected. In addition, as the Company migrates away from Feng Hui’s shareholder referral marketing and loan origination approach to approaches in which there is not a pre-existing, separate business relationship between a shareholder and the customer and the special knowledge of the customer’s business and financial condition that often comes with such a relationship, we may experience a higher loss experience than Feng Hui has experienced historically.

Discontinuation of preferential tax treatment Feng Hui currently enjoys may result in additional compliance obligations and costs so as to materially and adversely impact the Company’s net income.

Pursuant to Supplementary Rules on Accelerating Economy Development and Implementing Supportive Policy issued by the local government, Feng Hui was rewarded with certain tax refunds for years 2009 and 2010. Further, from year 2011 through 2017, local tax authorities granted Feng Hui the preferential income tax rate of 15% because Feng Hui was entitled to the preferential rate as a qualified enterprise engaged in industry under the Western Development Strategy.

S-9

There is uncertainty in the policy at the state and provincial levels as to how the direct loan business carried out by the Company will be treated with regard to income tax and business tax. If the tax authority determines that the income tax, business tax or other applicable tax Feng Hui previously paid were less than what was required, Feng Hui may be required to make payment for the overdue tax and interest on the overdue payment. Further, these preferential tax treatments will expire in 2020. The discontinuation of any of the preferential tax treatment Feng Hui has received may materially and adversely affect the Company’s results of operations.

The Company’s business continuity plans could prove to be inadequate, resulting in a material interruption in or disruption to, its business and a negative impact on the Company’s results of operations.

The Company relies heavily on communications and information systems to conduct its business, and its operations are dependent on its ability to protect its systems against damage from fire, power loss, telecommunication failure, severe weather, natural disasters, terrorism or other factors. The computer systems and network infrastructure the Company uses could be vulnerable to unforeseen problems. While the Company has a business continuity plan and other policies and procedures designed to prevent or limit the effect of a failure or interruption of our information systems, there can be no assurance that any such failures or interruptions will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures or interruptions of our information systems could, among other things, damage the Company’s reputation or result in a loss of clients, which could have a material adverse effect on the Company’s results of operations.

The Company has no material insurance coverage, which could expose it to significant costs and business disruption.

Risks associated with the Company’s business and operations include, but are not limited to, borrowers’ failure to repay the outstanding principal and interest when due and loss reserves are not sufficient cover such failure, losses of key personnel, business interruption due to power loss or network failure, and risks posed by natural disasters including storms, floods and earthquakes, any of which may result in significant costs or business disruption. The Company does not maintain any credit insurance, business interruption insurance, general third-party liability insurance, nor does it maintain key-man life insurance or any other insurance coverage except the mandatory social insurance for employees. If the Company incurs any loss that is not covered by reserves, its business, financial condition and results of operations could be materially and adversely affected.

The Company maintains cash deposits with various banks. These cash accounts are not sufficiently insured or otherwise protected. Should any bank or trust company holding these cash deposits become insolvent, or if the Company is otherwise unable to withdraw funds, it could lose the cash on deposit with that particular bank or trust company.

S-10

The Company uses credit reports issued by the Credit Reference Center of the People’s Bank of China for credit records, which may not cover all accurate credit activities of guarantors and borrowers.

The Company generally uses credit reports issued by the Credit Reference Center of the People’s Bank of China (“CCRC”) for guarantors and borrowers’ credit records, including privately-owned guarantors. According to the information from CCRC’s official website (http://www.pbccrc.org.cn/crc/), CCRC is a professional credit information service institution directly under the People’s Bank of China (“PBOC”) which collects comprehensive credit information about both enterprises and individuals throughout China. The 2,100 credit reports query points of the PBOC’s branches have covered almost all rural areas in China, and CCRC has 300,000 information query ports in financial institutions and networks around the country, and the credit information service network is used throughout China. As of the end of April 2015, CCRC’s database had collected credit information of over 860 million individuals and over 20 million enterprises and institutions, mainly from commercial banks as well as other financial institutions. However, the CCRC’s credit reports do not cover all credit and financing activities with all trust companies, leasing companies, asset management companies, direct lending companies, insurance companies, and other financial companies. Moreover, the PBOC had not established a credit reporting system until 1997 when it established the Bank Credit Registration System which upgraded to the CCRC in 2006. Therefore, CCRC’s credit reports may not be able to cover credit and financing activities that occurred before 1997. In addition, the accuracy of credit reports provided by CCRC may be mainly adversely affected: (1) reliability of information source; (2) victimized by criminals forging identity of the customers; (3) mistakes made by data entry operators; and (4) technical stability of CCRC’s computer system. Furthermore, despite using credit reports issued by the CCRC, privately-owned guarantors may be more susceptible to default than state-owned or public guarantors due to financial difficulties or fraud and therefore, the Company may have more difficulty enforcing guarantees from privately-owned guarantors than from state-owned or public guarantors. Finally, having clean credit history in the past does not preclude a borrower or guarantor from defaulting in the future.

Risks Related to this Offering

There is no minimum aggregate offering amount required as a condition to the closing of this offering and the actual amount of net proceeds we receive may be lower than we anticipate, which may have a material adverse effect on our business.

There is no minimum aggregate offering amount required as a condition to the closing of this offering. Accordingly, the actual amount of securities we sell may be less, and perhaps substantially less, than the maximum amount set forth on the cover page of this prospectus supplement. Likewise, the actual amount of net proceeds we receive may be substantially less than the amount set forth in this prospectus supplement under the caption “Use of Proceeds,” which is based upon an assumption that we sell the maximum amount of securities offered hereby. Any substantial shortfall in the amount of securities we sell in this offering compared to the maximum amount offered hereby could have a material adverse effect on our financial condition and liquidity.

S-11

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Although we plan to use all of the net proceeds from this offering for working capital and general corporate purposes, our management still has broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

You will experience immediate dilution in the book value per share of the ordinary shares you purchase.

Because the price per share of our ordinary shares being offered is substantially higher than the book value per share of our ordinary shares, you will suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on an offering price of $2.60 per share and the net tangible book value of the ordinary shares of $2.81 per share as of December 31, 2017, if you purchase ordinary shares in this offering, you will suffer dilution of $0.19 per share in the net tangible book value of the ordinary shares.

A large number of shares may be sold in the market following this offering, which may depress the market price of our ordinary shares.

Sales of a substantial number of our ordinary shares in the public market following this offering could cause the market price of our ordinary shares to decline. If there are more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our ordinary shares may decline to a market price at which buyers are willing to purchase the offered ordinary shares and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our ordinary shares.

We are not generally restricted from issuing additional ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares. The issuance of any additional ordinary shares or preferred stock or securities convertible into, exchangeable for, or that represent the right to receive, ordinary shares, or the exercise of such securities, could be substantially dilutive to holders of our ordinary shares. The market price of our ordinary shares could decline as a result of this offering, sales of our ordinary shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of future offerings. Thus, our stockholders bear the risk of future offerings reducing the market price of our ordinary shares and diluting their shareholdings in us.

S-12

We do not anticipate paying cash dividends on our ordinary shares and investors in this offering may never obtain a return on their investment.

You should not rely on an investment in our ordinary shares to provide dividend income, as we have not paid any cash dividends on our ordinary shares to date, and do not plan to pay any cash dividends in the foreseeable future. Accordingly, investors must rely on sales of their ordinary shares after price appreciation, which may never occur, as the only way to realize any return on their investment.

Our ordinary shares may be affected by limited trading volume and may fluctuate significantly.

Our ordinary shares is traded on the NASDAQ Capital Market. Although an active trading market exists for our ordinary shares, there can be no assurance that an active trading market for our ordinary shares will be sustained. Failure to maintain an active trading market for our ordinary shares may adversely affect our shareholders’ ability to sell our ordinary shares in short time periods, or at all. Our ordinary shares has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our ordinary shares.

The price of our ordinary shares may be volatile or may decline, which may make it difficult for investors to resell our ordinary shares at prices they find attractive.

The trading price of our ordinary shares may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our ordinary shares. Among the factors that could affect our stock price are:

●	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional shareholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions and, in particular, developments related to market conditions for the financial services industry;

●	proposed or adopted regulatory changes or developments;

●	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

●	domestic and international economic factors unrelated to our performance.

S-13

The stock market has experienced significant volatility recently. As a result, the market price of our ordinary shares may be volatile. In addition, the trading volume in our ordinary shares may fluctuate more than usual and cause significant price variations to occur. The trading price of our ordinary shares and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified below in “Forward-Looking Statements.”

Accordingly, our ordinary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

There is no public market for the warrants.

There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrants.

The warrants may be dilutive to holders of our ordinary shares.

The ownership interest of the existing holders of our ordinary shares will be diluted to the extent the warrants are exercised. The ordinary shares underlying the warrants represented approximately 3.2% of our ordinary shares outstanding as of July 5, 2018 (assuming that the total ordinary shares outstanding includes the 769,232 offered pursuant to this prospectus supplement and the 1,039,767 ordinary shares issuable upon exercise of the warrants).

S-14

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,”“anticipates,”“intends,”“estimates,”“plans,”“believes,”“seeks,”“may,”“should,”“could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those incorporated by reference in this prospectus supplement and the accompanying base prospectus or in any document incorporated by reference into this prospectus.

You should read this prospectus supplement and the accompanying base prospectus and the documents that we have incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus and any document incorporated herein or therein by reference is accurate as of its date only. Because the risk factors referred to above and in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2017 could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying base prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-15

USE OF PROCEEDS

Assuming the maximum offering is completed, we estimate that the net proceeds from this offering will be approximately $1,705,000 after deducting the placement agent fees and estimated offering expenses.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

PRICE RANGE OF ORDINARY SHARES AND DIVIDEND POLICY

Our ordinary shares have been listed on The NASDAQ Capital Market under the symbol “CLDC” since October 24, 2014.

The following table shows the high and low closing sale prices for our ordinary shares reported by the NASDAQ Capital Market for the two years ended December 31, 2017 and subsequent periods.

Period	Ordinary Shares		Warrants
	Low	High	Low	High
2016:
January 1 – March 31	$9.90	$10.15	$0.02	$0.13
April 1 – June 30	$7.80	$10.25	$0.04	$0.11
July 1 – September 30	$4.13	$8.89	$0.06	$0.30
October 1 – December 31	$6.00	$8.00	$0.05	$0.27
2017:
January 1 – March 31	$5.31	$8.30	$0.05	$0.17
April 1 – June 30	$4.23	$6.89	$0.05	$0.15
July 1 – September 30	$2.00	$4.85	$0.05	$0.09
October 1 – December 31	$2.41	$5.14	$0.04	$0.1

As of July 5, 2018, the last reported sales price of our ordinary shares on the Nasdaq Capital Market was $3.26 per share. As of July 5, 2018, the last reported sales price of our warrants on the Over-the-Counter Bulletin Board was $0.17.

Dividend Policy

Feng Hui, the VIE of Adrie, declared dividends of RMB 43,000,000 (approximately $6,903,416) for the year ended December 31, 2015 to its shareholders on January 13, 2016, which were paid on March 10, 2016.

On August 29, 2016, the Company announced a dividend of $0.09 per ordinary share, which represented 15% of the Company’s 2015 net income to the holders of record of the Company’s ordinary shares on September 8, 2016. On October 18, 2016, the Company paid common shares dividends by cash of $1,323,275 and ordinary shares totaled 2,013 shares with par value of $8.16 amounted $17,160. The target of 2017 has not been achieved, as a result, one-third of the Escrow shares will not be released.

S-16

On December 19, 2016, the Company announced a dividend of $0.148 per ordinary share which represents an amount equal to twenty-five percent (25%) of (i) the Company’s consolidated net income for the period beginning January 1, 2016 through September 30, 2016, the end of the Company’s third quarter, less (ii) the amount of dividends paid, payable or otherwise accrued as preferred dividends with respect to the Company’s Series A preferred shares for such period. The dividend was paid on January 20, 2017 to holders of record of the Company’s ordinary shares on December 29, 2016. The dividend will be payable in ordinary shares. No fractional shares were issued. All dividends were rounded up to the nearest whole number of ordinary shares when fractional shares occur. No cash payments were made for any fractional shares. On January 20, 2017, the dividends were paid by the Company in total of 519,156 Ordinary Shares to holders of record of the Company’s Ordinary Shares on December 29, 2016.

On March 21, 2017, the Company announced a dividend of $0.036 per ordinary share which represents an amount equal to twenty-five percent (25%) of (i) the Company’s consolidated net income for the period beginning October 1, 2016 through December 31, 2016, less (ii) the amount of dividends paid, payable or otherwise accrued as preferred dividends with respect to the Company’s Series A preferred shares for such period. The dividend was paid on April 24, 2017 to holders of record of the Company’s ordinary shares on March 31, 2017. The dividend was paid in ordinary shares. No fractional shares were issued. All dividends were rounded up to the nearest whole number of ordinary shares. No cash payments were made for any fractional shares.

On May 26, 2017, the Company announced a dividend of $0.047 per ordinary share which represents an amount equal to twenty-five percent (25%) of (i) the Company’s consolidated net income for the period beginning January 1, 2017 through March 31, 2017, less (ii) the amount of dividends paid, payable or otherwise accrued as preferred dividends with respect to the Company’s Series A preferred shares for such period. The dividend was paid on June 23, 2017 to holders of record of the Company’s ordinary shares on June 5, 2017. The dividend was payable in ordinary shares. No fractional shares were issued. All dividends were rounded up to the nearest whole number of ordinary shares. No cash payments were made for any fractional shares.

S-17

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2017 on an actual basis and on an as adjusted basis to give effect to the sale by us of 769,232 ordinary shares in this offering after deducting placement agent fees and estimated offering expenses payable by us. You should read this table in conjunction with our consolidated financial statements and the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of December 31, 2017
	Actual	As Adjusted
	(audited)
Cash and Cash Equivalents	$1,220,380	$1,220,380
Total Current Liabilities	$52,870,922	$52,870,922
Stockholders’ Equity
Ordinary shares unlimited shares authorized; 23,758,817 shares issued and outstanding as of December 31, 2017	-	-
Additional Paid in Capital	96,977,528	96,977,528
Statutory Reserve	6,621,063	6,621,063
Accumulated deficit	(41,807,285)	(41,807,285)
Accumulated other comprehensive income	(4,008,086)	(4,008,086)
Total Stockholders’ Equity	$57,783,220	$57,783,220
Total Capitalization	$119,620,269	$119,620,269

S-18

DESCRIPTION OF SECURITIES

We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying prospectus, up to an aggregate of 769,232 ordinary shares, together with the warrants. The purchase price for each ordinary share and the related Series A warrants is $2.60. Each Series A warrant has an exercise price of $2.60 per share. In connection with the offering, the investors will also receive Series B warrants with an initial face amount of 200,000 ordinary shares, which are subject to adjustment not in excess of an aggregate of 462,843 ordinary shares for nominal consideration. If on the Adjustment Date, the closing bid price of the Company’s ordinary shares is less than $2.60, the investors shall have the right to exercise the Series B warrants and the number of ordinary shares to be issued to the investors upon exercise of the Series B warrants shall be adjusted (upward or downward, as necessary) based on the closing bid price of the Company's ordinary shares on such date. For example, if the stock price falls to a floor price of $1.18, established by the parties, the Series B warrant shall be exercisable for 462,843 ordinary shares. Similarly, if on the Adjustment Date the stock price is at least $2.60, the Series B warrants will be not become exercisable into any ordinary shares. The ordinary shares and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of ordinary shares upon the exercise, if any, of the warrants issued in this offering.

Ordinary Shares

The material terms and provisions of our ordinary shares are described in the section entitled “Description of the Securities We May Offer” in the accompanying prospectus. The ordinary shares issued in this offering will be, when issued and paid for in accordance with the securities purchase agreement, duly and validly authorized, issued and fully paid and non-assessable.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant, which will be provided to the investors in this offering and will be filed as an exhibit to a Current Report on Form 6-K that we will file with the SEC in connection with the consummation of this offering.

The Series A warrants to be issued in this offering represent the right to purchase up to an aggregate of 569,232 ordinary shares. The warrants are exercisable at the option of the holder for a four (4) year period following the closing date of this offering. Each warrant has an exercise price of $2.60 per share. The exercise price of the warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The warrants also contain “full ratchet” price protection in the event of subsequent issuances below the applicable exercise price.

S-19

The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying the warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a “cashless” basis.

In connection with the offering, the investors will also receive Series B warrants with an initial face amount of 200,000 ordinary shares, which are subject to adjustment not in excess of an aggregate of 462,843 ordinary shares for nominal consideration. If on the Adjustment Date, the closing bid price of the Company’s ordinary shares is less than $2.60, the investors shall have the right to exercise the Series B warrants and the number of ordinary shares to be issued to the investors upon exercise of the Series B warrants shall be adjusted (upward or downward, as necessary) based on the closing bid price of the Company's ordinary shares on such date. For example, if the stock price falls to a floor price of $1.18, established by the parties, the Series B warrant shall be exercisable for 462,843 ordinary shares. Similarly, if on the Adjustment Date the stock price is at least $2.60, the Series B warrants will be not become exercisable into any ordinary shares.

PLAN OF DISTRIBUTION

Pursuant to an agreement dated April 6, 2018 (the “Agreement”), we have engaged FT Global Capital, Inc. (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. The Agreement is attached as an exhibit to our Current Report on Form 6-K filed with the SEC in connection with this offering.

Under the terms of the Agreement, the Placement Agent has agreed to be our placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our ordinary shares and warrants in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Agreement does not give rise to any commitment by the Placement Agent to purchase any of our ordinary shares or warrants, and the Placement Agent will have no authority to bind us by virtue of the Agreement for this offering. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. There is no requirement that any minimum number of securities or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered. As described below, we will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent: (1) may not engage in any stabilization activity in connection with our securities; and (2) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-20

We will enter into a Securities Purchase Agreement with the purchasers purchasing the securities being issued pursuant to this offering. The form of the Securities Purchase Agreement is attached as an exhibit to our Current Report on Form 6-K filed with the SEC in connection with this offering. The closing of this offering will take place on or before July 10, 2018, and the following will occur: (1) we will receive funds in the amount of the aggregate purchase price; (2) the Placement Agent will receive the placement agent fees in accordance with the terms of the Agreement; and (3) we will deliver the ordinary shares and warrants.

Commissions and Offering Expenses

Upon the closing of this offering, we have agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate purchase price of the ordinary shares and warrants sold under this prospectus supplement. We have also agreed to reimburse the Placement Agent for certain expenses, consisting of $15,000 for fees and expenses related to “blue sky” counsel and $25,000 for legal expenses.

Placement Agent Warrants

We have agreed to issue to the Placement Agent a warrant to purchase a number of ordinary shares equal to 6.0% of the aggregate number of ordinary shares sold in this offering, which warrant will have an exercise price of $2.60 per share and will terminate on the four-year anniversary of the initial exercise date of the warrants. The Placement Agent warrant will have substantially the same terms as the warrants being sold in the offering. Pursuant to FINRA Rule 5110(g), the Placement Agent warrant and any shares issued upon exercise of the Placement Agent warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. We have registered the Placement Agent warrant and the ordinary shares underlying such Placement Agent warrant pursuant to this prospectus supplement.

S-21

Tail Fee

We have also agreed to a 12-month tail fee equal to the cash compensation in this offering if any investor to whom the Placement Agent introduced us with respect to this offering during the term of its engagement, or any investor that participated in the offering, provides us with further capital during such 12-month period following termination of our engagement with the Placement Agent.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Listing

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “CLDC”.

LEGAL MATTERS

The validity of the securities offered in this prospectus supplement and legal matters as to British Virgins Islands law will be passed upon for us by Ogier. Certain legal matters governed by the laws of the State of New York will be passed upon for us by Loeb & Loeb LLP, New York, New York. Schiff Hardin LLP is acting as counsel for the placement agent in this offering.

EXPERTS

The consolidated balance sheets of China Lending Corporation and subsidiaries as of December 31, 2017 and 2016 and the related consolidated statements of operations and comprehensive loss, and cash flows for the years then ended are incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 20-F, which have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form F-3 with the SEC for the securities we are offering by this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying base prospectus are delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement and the accompanying base prospectus but not delivered with the prospectus supplement and the accompanying base prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o China Lending Corporation, at the Company’s office located at 11th Floor, Satellite Building, 473 Satellite Road, Economic Technological Development Zone, Urumqi, Xinjiang, PRC. The Company’s telephone number is +86-991-3169617.

S-22

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.chinalending.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus supplement:

●	Annual Report on Form 20-K for the fiscal year ended December 31, 2017;

●	The description of our ordinary shares set forth in our Registration Statement on Form 8-A (Registration No. 001-36664) filed with the SEC on September 29, 2014, including any amendments thereto or reports filed for the purpose of updating such description.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the filing of this prospectus supplement, prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus supplement from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-23

PROSPECTUS

CHINA LENDING CORPORATION

$50,000,000

Ordinary Shares

Preferred Shares

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $50,000,000 in the aggregate of ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our ordinary shares and warrants are currently listed on the Nasdaq Capital Market and the Over-the-Counter Bulletin Board under the symbols “CLDC” and “CLDCF,” respectively. On March 5, 2018, the last reported sale price for our ordinary shares and warrants was $1.85 and $0.034, respectively. As of that date, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $19,377,466 based on 23,758,817 shares of our outstanding ordinary shares, of which approximately 10,474,306 shares were held by non-affiliates. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, preferred shares or warrants to purchase ordinary shares or preferred shares, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “CLDC,” “we,” “us,” “our,” “the Company” or similar words refer to China Lending Corporation, together with our subsidiaries.

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ABOUT CLDC

Overview

CLDC (formerly DT Asia Investments Limited) was incorporated in the British Virgin Islands as a company with limited liability on April 8, 2014. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities.

On July 6, 2016, we consummated the transactions contemplated by a Share Exchange Agreement dated January 11, 2016, by and among DT Asia Investments Limited (“DT Asia”), Adrie Global Holdings Limited (“Adrie”), each of Adrie’s shareholders (collectively, the “Sellers”), DT Asia’s former sponsor, DeTiger Holdings Limited, and Li Jingping, in her capacity as the representative for the Sellers, pursuant to which DT Asia effected an acquisition of Adrie and its subsidiaries, including certain wholly foreign-owned enterprises registered in China which contractually control Urumqi Feng Hui Direct Lending Limited, a registered company in Xinjiang, China by acquiring from the Sellers all outstanding equity interests of Adrie (the “Business Combination”).

As a result of the Business Combination, the Sellers, as the former shareholders of Adrie, became the controlling shareholders of the Company and Adrie became a subsidiary of the Company. The share exchange was accounted for as a reverse merger effected by a share exchange, wherein Adrie is considered the acquirer for accounting and financial reporting purposes.

Pursuant to the Business Combination, we acquired the business of the CLDC, engaged in the business of providing loan facilities to micro, small and medium sized enterprises and sole proprietors in the Xinjiang Uyghur Autonomous Region of the People’s Republic of China.

Corporate Information

Our principal executive offices are located at 11th Floor, Satellite Building, 473 Satellite Road, Economic Technological Development Zone, Urumqi, Xinjiang, China. Our telephone number at that address is +86 991-3072247. We make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF ORDINARY SHARES AND PREFERRED SHARES

The following description of our ordinary shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our ordinary shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our Memorandum and Articles of Association, that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find More Information.”

Ordinary Shares

As of March 6, 2018, there were 23,758,817 Ordinary Shares outstanding. Under the BVI Business Companies Act, 2004, as amended, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

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Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (provided, that, holders of at least 75% of the shares can remove a director with or without cause).

Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

In the event of a liquidation or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

Preferred Shares

Our Memorandum and Articles of Association authorizes the issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E, each with such designation, rights and preferences as are set out in the Memorandum and Articles of Association or as may be determined by a resolution of our Board of Directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each class is issued. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. These preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Although we do not currently intend to issue any preferred shares other than the preferred shares distributed as a result of the private placement described below, we may do so in the future.

The rights of preferred shareholders may only be amended by a resolution to amend our Memorandum and Articles of Association, provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under BVI law, we may not increase the required percentage to call a meeting above 30 percent.

Class A Convertible Preferred Shares

Pursuant to the terms of the Share Exchange Agreement, immediately prior to the consummation of the Business Combination, the Company consummated a private placement of 715,000 shares of newly created Class A Shares – also referred to as Class A Convertible Preferred Shares. The Class A Convertible Preferred Shares were sold at a purchase price of $12.00 per share and the Class A Convertible Preferred Shares are entitled to a dividend of 8% per annum. Each Class A Convertible Preferred Shares are convertible at any time into one ordinary share at an initial conversion price of $12.00 per share, subject to adjustment; provided, however that the Class A Convertible Preferred Shares shall automatically convert at such time that the average closing price of the ordinary shares is at least $16.00. Additionally, the Class A Convertible Preferred Shares shall be redeemed at $12.00 per share, plus accrued dividends, on the fifth anniversary of the date of issuance, or earlier upon the occurrence of certain reorganization events. In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each holder of a Class A Convertible Preferred Shares shall be entitled to receive a liquidation preference of $12.00 per share, plus an amount equal to accumulated and unpaid dividends on such shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Company available for distribution to its members, after satisfaction of liabilities owed to the Company’s creditors and holders of any senior shares and before any payment or distribution is made to holders of any ordinary shares or other junior shares.

The description of preferred shares above and the description of the terms of a particular class or series of preferred share in any applicable prospectus supplement are not complete. You should refer to our Memorandum and Articles of Association for complete information.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of ordinary shares or preferred shares. Warrants may be offered independently or together with ordinary shares or preferred shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares or preferred shares of the relevant class or series at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ordinary shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there were 9,280,323 outstanding warrants to purchase ordinary shares.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of ordinary shares or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares and Preferred shares” and “Description of Warrants” will apply to each unit and to any ordinary shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

●	through agents;

●	to or through underwriters;

●	through brokers or dealers;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly by us to purchasers, including through a specific bidding, auction or other process; or

●	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

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Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than ordinary shares and warrants will be a new issue and, other than our ordinary shares, which are listed on The Nasdaq Capital Market and The Over The Counter Bulletin Board, respectively, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of our ordinary shares and warrants, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Ogier. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the years ended December 31, 2016 and December 31, 2015 have been so incorporated in reliance on the the reports of UHY LLP and Marcum Bernstein & Pinchuk LLP, respectively, the Company’s independent registered public accounting firms, and their authority as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on March 3, 2017;

●	the Company’s Current Reports on Form 6-K, filed with the SEC on March 3, 2017, March 21, 2017, April 12, 2017, May 8, 2017, May 26, 2017, July 21, 2017, August 7, 2017, August 8, 2017, September 21, 2017, November 13, 2017 and January 11, 2018;

●	the Company’s Registration Statement on Form 8-A (Registration No. 001-36664) filed with the SEC on September 29, 2014, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description;

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC.

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769,232 Ordinary shares

Maximum Number of Shares Issuable upon Exercise of Series A and Series B Warrants: 1,039,767 Ordinary Shares

China Lending Corporation

Ordinary Shares
Warrants

PROSPECTUS SUPPLEMENT

Placement Agent

FT Global Capital, Inc.